As filed with the Securities and Exchange Commission on November 15, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNAPTICS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	77-0118518
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED 2010 INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Wajid Ali

Senior Vice President and Chief Financial Officer

1251 McKay Drive

San Jose, California 95131

(Name and address of agent for service)

(408) 904-1100

(Telephone number, including area code, of agent for service)

Copies to:

John McFarland Senior Vice President, General Counsel and Secretary Synaptics Incorporated 1251 McKay Drive San Jose, California 95131 Tel: (408) 904-1100 Fax: (408) 904-1110	Micheal J. Reagan, Esq. W. Stuart Ogg, Esq. Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 Tel: (650) 739-3939 Fax: (650) 739-3900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	2,000,000(2)	$37.93	$75,860,000.00	$9,444.57

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock, par value $0.001 per share (the “Common Stock”), of Synaptics Incorporated (the “Registrant”) that may become issuable under the Registrant’s Amended and Restated 2010 Incentive Compensation Plan (as amended, the “2010 Plan”) in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.
(2)	Represents additional shares of Common Stock issuable under the 2010 Plan.
(3)	Determined solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on $37.93, which is the average of the high and low prices for the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on November 14, 2017.

EXPLANATORY NOTE

Synaptics Incorporated, a Delaware corporation (the “Registrant”) is filing this Registration Statement to register an additional 2,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”), for issuance under the Registrant’s Amended and Restated 2010 Incentive Compensation Plan (as amended, the “2010 Plan”). The 2010 Plan was amended by the Registrant’s Board of Directors on July 24, 2017, to increase the number of shares of Common Stock authorized for issuance thereunder by 2,000,000 shares. The amendment to the 2010 Plan was approved by the Registrant’s stockholders on October 31, 2017.

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective pursuant to the amendments to the 2010 Plan described above. The Registrant previously registered shares of its Common Stock for issuance under the 2010 Plan under the following registration statements: a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on November 5, 2010 (File No. 333-170401); a Registration Statement on Form S-8 filed with the SEC on January 21, 2014 (File No. 333-193470); and a Registration Statement on Form S-8 filed with the SEC on December 7, 2016 (File No. 333-214950). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above with respect to the shares of common stock registered under the 2010 Plan, except to the extent supplemented or amended or superseded by the information set forth or incorporated herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Jones Day*

10.24(e)	Amended and Restated 2010 Incentive Compensation Plan, as amended (1)

23.1	Consent of Jones Day (included in Exhibit 5.1 above)

23.2	Consent of KPMG LLP, the Registrant’s independent registered public accounting firm*

24.1	Power of Attorney (included on the signature page)

*	Filed herewith.
(1)	Incorporated by Reference to the Registrant’s Current Report on Form 8-K as filed with the SEC on November 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on November 15, 2017.

SYNAPTICS INCORPORATED

By:	/s/ Richard A. Bergman
Richard A. Bergman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Bergman and Wajid Ali and each or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, including any and all post-effective amendments and amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of Synaptics Incorporated and in the capacities and on the dates indicated:

	Title	Date

/s/ Richard A. Bergman Richard A. Bergman	President, Chief Executive Officer and Director (Principal Executive Officer)	November 15, 2017

/s/ Wajid Ali Wajid Ali	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 15, 2017

/s/ Francis F. Lee Francis F. Lee	Chairman of the Board	November 15, 2017

/s/ Jeffrey D. Buchanan Jeffrey D. Buchanan	Director	November 15, 2017

/s/ Nelson C. Chan Nelson C. Chan	Director	November 15, 2017

/s/ Keith B. Geeslin Keith B. Geeslin	Director	November 15, 2017

/s/ Russell J. Knittel Russell J. Knittel	Director	November 15, 2017

/s/ Richard L. Sanquini Richard L. Sanquini	Director	November 15, 2017

/s/ James L. Whims James L. Whims	Director	November 15, 2017